Exhibit 10.13

MULTIPARTY GUARANTY

This MULTIPARTY GUARANTY (“Guaranty”), dated as of June 2, 2004, is made jointly and severally by ENVIROPLEX, INC., MOBILE MODULAR MANAGEMENT CORPORATION and each of the other Persons that from time to time becomes an Additional Guarantor pursuant to the terms of Section 13 of this Guaranty (each a “Guarantor” and collectively the “Guarantors”), in favor of the holders of Series A Notes (as defined below), Prudential Investment Management, Inc. (“PIM”) and the holders of Shelf Notes (as defined below) which may be issued pursuant to the Note Agreement (as defined below) (the holders of Series A Notes, PIM and the holders of Shelf Notes each being referred to herein as a “Beneficiary” and collectively, as the “Beneficiaries”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Agreement (as defined below).

RECITALS

A. McGrath RentCorp, a California corporation (the “Company”), on the one hand, and PIM and each of the Series A Purchasers, on the other hand, have entered into that certain Note Purchase and Private Shelf Agreement, dated as of June 2, 2004 (as the same from time to time may be amended, restated, supplemented or otherwise modified, the “Note Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (i) the Company has agreed to issue and sell to the Series A Purchasers, and the Series A Purchasers have agreed to buy from the Company, its 5.08% Series A Senior Notes due June 2, 2011 in the initial aggregate principal amount of $60,000,000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Series A Notes”, such term to include any such notes issued in substitution therefor pursuant to paragraph 11D of the Note Agreement) and (ii) PIM and Prudential Affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of the Company’s additional senior secured promissory notes in the aggregate principal amount of up to $20,000,000 (the “Shelf Notes” and, together with the Series A Notes, the “Notes”). Certain Subsidiaries are required to become Guarantors hereunder to the extent required under paragraph 5J of the Note Agreement.

B. Each Guarantor is a member of an affiliated group of companies that includes the Company and each other Guarantor, and the proceeds from the issuance and sale of the Notes will be used, in part, to enable the Company and the Guarantors to make transfers amongst themselves in connection with their respective operations.

C. The Beneficiaries are willing to purchase Notes under the Note Agreement only on the condition, among others, that the Guarantors shall have executed and delivered this Guaranty.

GUARANTY

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

1. GUARANTY.

(a) Unconditional Guaranty. Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each of the Beneficiaries the complete payment when due (whether at stated maturity, by acceleration or otherwise) and due performance of all Guaranteed Obligations. The term “Guaranteed Obligations” means all loans, advances, debts, liabilities and obligations for monetary amounts and otherwise from time to time owing by the Company to PIM or the holders from time to time of the Notes in connection with the Note Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or instrument, arising under or in respect of the Note Agreement, the Notes or the other Transaction Documents. This term includes all principal, interest (including interest that accrues after the commencement with respect to the Company of any action under Bankruptcy Law), the Yield-Maintenance Amount, if any, or other prepayment consideration, overdue interest, indemnification payments, fees, expenses, costs or other sums (including, without limitation, all fees and disbursements of any law firm or other external counsel) chargeable to the Company under the Note Agreement, the Notes or the other Transaction Documents.

(b) Reimbursement of Expenses Under This Guaranty. Each Guarantor also agrees to pay upon demand all costs and expenses of PIM and the holders of the Notes (including, without limitation, all fees and disbursements of any law firm or other external counsel) incurred by PIM or any holder of Notes in enforcing any rights under this Guaranty.

(c) Guaranteed Obligations Unaffected. No payment or payments made by any other Guarantor, guarantor or by any other Person, or received or collected by any of the Beneficiaries from any other Guarantor, guarantor or from any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each of the Guarantors hereunder which shall, notwithstanding any such payments, remain liable for the Guaranteed Obligations, subject to Section 6 below, until the Guaranteed Obligations are indefeasibly paid in full.

(d) Joint and Several Liability. All Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the

Guaranteed Obligations and the expenses required to be reimbursed to PIM or the holders of the Notes pursuant to Section 1(b), above, notwithstanding any relationship or contract of co-obligation by or among the Guarantors or their successors and assigns.

(e) Enforcement of Guaranteed Obligations. Each Guarantor hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a)), each Guarantor will upon demand pay, or cause to be paid, in cash, the unpaid amount of all Guaranteed Obligations owing to the Beneficiary or Beneficiaries making such demand an amount equal to all of the Guaranteed Obligations then due to such Beneficiary or Beneficiaries.

(f) Notice of Payment Under Guaranty. Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any of the Beneficiaries on account of its liability hereunder, it will notify such Beneficiary in writing that such payment is made under this Guaranty for such purpose.

2. SUBROGATION.

Notwithstanding any payment or payments made by any Guarantor hereunder, each Guarantor hereby irrevocably waives, solely with respect to such payment or payments, any and all rights of subrogation to the rights of the Beneficiaries against the Company and, except to the extent otherwise provided in the Indemnity and Contribution Agreement, any and all rights of contribution, reimbursement, repayment, assignment, indemnification or implied contract or any similar rights against the Company, any endorser or other guarantor of all or any part of the Guaranteed Obligations, in each case until such time as the Guaranteed Obligations have been paid in full (subject to Section 6 below). In furtherance of the foregoing, for so long as any Guaranteed Obligations remain outstanding, no Guarantor shall take any action or commence any proceeding against the Company or any other guarantor of the Guaranteed Obligation, (or any of their respective successors, transferees or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to the Beneficiaries. If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation or other rights at any time when all of the Guaranteed Obligations shall not have been irrevocably paid in full, such amount shall be held by such Guarantor in trust for the Beneficiaries, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to each Beneficiary (ratably based on the principal amount outstanding of Notes held by such Beneficiary at such time as a percentage of the aggregate principal amount outstanding of Notes held by all the Beneficiaries at such time) in the exact form received by such Guarantor (duly endorsed by such Guarantor to such Beneficiary if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Beneficiary may determine.

3. AMENDMENTS, ETC., WITH RESPECT TO THE GUARANTEED OBLIGATIONS.

Each Guarantor shall remain obligated hereunder notwithstanding: (a) that any demand for payment of any of the Guaranteed Obligations made by any Beneficiary may be rescinded by such Beneficiary, and any of the Guaranteed Obligations continued; (b) that this Guaranty, the Guaranteed Obligations, or the liability of any other party upon or for any part of the Guaranteed Obligations, or any collateral security or guaranty therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary or such other party; (c) that the Note Agreement, the Notes, the other Transaction Documents and any other document executed in connection with any of them may be renewed, extended, amended, modified, supplemented or terminated, in whole or in part (and each Guarantor expressly waives any and all of its rights to consent to any of the foregoing actions described in this clause (c) and agrees that no such action, absent such Guarantor’s consent, will result in the exoneration of such Guarantor under applicable law); (d) that any guaranty, collateral or right of setoff at any time held by any Person for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released; (e) any loss or impairment of any rights of subrogation, reimbursement, repayment, contribution, indemnification or other similar rights of any Guarantor against the Company, any other Guarantor or any other Person with respect to all or any part of the Guaranteed Obligations; (f) any permitted assignment or other transfer by any holder of the Notes of any part of the Guarantied Obligations or the Notes; (g) any impossibility of performance, impracticability, frustration of purpose or illegality under the Note Agreement, the Notes or any other Transaction Document or any force majeure or act of any governmental authority; or (h) any reorganization, merger, amalgamation or consolidation of the Company or any Guarantor with or into any other Person. When making any demand hereunder against any Guarantor, each Beneficiary may, but shall be under no obligation to, make a similar demand on any other Credit Party or any other Person, and any failure by such Beneficiary to make any such demand or to collect any payments from any other Credit Party or any other Person or any release of any such other Credit Party or Person shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of such Beneficiary against the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

4. GUARANTY ABSOLUTE AND UNCONDITIONAL; TERMINATION.

Each Guarantor waives any and all notice of the creation, renewal, extension, amendment, modification or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty. The Note Agreement, the Notes, the other Transaction Documents and the Guaranteed Obligations in respect of any of them, shall conclusively be deemed to have been created, contracted for or incurred in reliance upon this Guaranty; and all dealings between the Company or the Guarantors, on the one hand, and any of the Beneficiaries, on the other, shall likewise conclusively be presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, the other Guarantors, any other guarantor or itself with respect to the Guaranteed Obligations. This Guaranty shall be construed as a continuing, irrevocable, absolute and unconditional guaranty of payment, performance and compliance when due (and not of collection) and is a primary obligation of each Guarantor without regard to (a) the validity or enforceability of the Note Agreement, the Notes, the other Transaction Documents, any of the Guaranteed Obligations or any other guaranty or right of setoff with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any one or more of the other Guarantors or Credit Parties against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any other Guarantor, Credit Party or guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company, the other Guarantors or any other guarantor of the Guaranteed Obligations, in bankruptcy or in any other instance. Each of the Guarantors hereby agrees that it has complete and absolute responsibility for keeping itself informed of the business, operations, properties, assets, condition (financial or otherwise) of the Company, the other Guarantors, any and all endorsers and any and all guarantors of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the obligations evidenced by the Notes or the Guaranteed Obligations, and each of the Guarantors further agrees that the Beneficiaries shall have no duty, obligation or responsibility to advise it of any such facts or other information, whether now known or hereafter ascertained, and each Guarantor hereby waives any such duty, obligation or responsibility on the part of the Beneficiaries to disclose such facts or other information to such Guarantor.

When pursuing its rights and remedies hereunder against any of the Guarantors, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Credit Party or any other Person under a guaranty of the Guaranteed Obligations or any right of setoff with respect thereto, and any failure by such Beneficiary to pursue such other rights or remedies or to collect any payments from any such other Credit Party or Person or to realize upon any such guaranty or to exercise any such right of setoff, or any release of any such other Credit Party or Person or any such guaranty or right of setoff, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of each of the Beneficiaries against the Guarantors. This Guaranty shall remain in full force and effect until the Issuance Period has terminated and all Guaranteed Obligations shall have been satisfied by payment in full, upon the occurrence of which this Guaranty shall, subject to Section 6 below, terminate.

5. REPRESENTATIONS AND WARRANTIES.

Each Guarantor hereby represents and warrants to each of the Beneficiaries that, as of the date such Person becomes a party hereto:

(a) Such Guarantor, if it is a corporation, limited partnership or limited liability company: (i) is an entity duly organized, validly existing and in good standing under the laws of the state of its formation; (ii) is duly registered or qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so registered or qualified (except where the failure to so register or qualify could not, with reasonable likelihood, have a material adverse effect on such Guarantor’s business, property or assets, condition (financial or otherwise), operations or prospects or on such Guarantor’s ability to pay or perform the Guaranteed Obligations); (iii) has all requisite organizational power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute and deliver this Guaranty and to perform its obligations hereunder; and (iv) is in compliance in all material respects with all applicable laws, rules, regulations and orders;

(b) Such Guarantor, if it is a general partnership: (i) has all requisite partnership power and authority to conduct its business, to own and lease its property or assets, to execute and deliver this Guaranty and to perform its obligations hereunder; and (ii) is in compliance in all material respects will all applicable laws, rules, regulations and orders;

(c) The execution, delivery and performance by such Guarantor of this Guaranty: (i) are within such Guarantor’s organizational or partnership powers and have been duly authorized by all necessary organizational or partnership action; (ii) do not contravene such Guarantor’s charter documents, bylaws, partnership agreement, operating agreement or any similar agreement, or any law or any material contractual restriction binding on or affecting such Guarantor or by which such Guarantor’s property or assets may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Guarantor is a party or by which such Guarantor or any of its property or assets is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon the property or assets of such Guarantor;

(d) This Guaranty constitutes a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity;

(e) There is no action, suit or proceeding affecting such Guarantor pending or, to the best knowledge of such Guarantor, threatened before any court, arbitrator, or governmental authority, domestic or foreign, which could reasonably be expected to have a material adverse effect on the ability of such Guarantor to perform its obligations under this Guaranty;

(f) The Guaranteed Obligations are not subject to any offset or defense of any kind against any Beneficiary or the Company;

(g) The giving by such Guarantor of this Guaranty will not cause such Guarantor to: (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which such Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature;

(h) Such Guarantor has made its appraisal of and investigation into the business, prospects, operations, property or assets, condition (financial or otherwise) and creditworthiness of the Company and the other Guarantors and has made its decision to enter into this Guaranty independently based on such documents and information as it has deemed appropriate and without reliance upon any of the Beneficiaries or any of their partners, directors, members, officers, agents, designees or employees, and such Guarantor has established adequate means of obtaining from the Company and the other Guarantors, on a continuing basis, financial or other information pertaining to the business, prospects, operations, property, assets, condition (financial or otherwise) of the Company and the other Guarantors; and

(i) Neither such Guarantor nor its properties or assets have any immunity from jurisdiction of any court or from any legal process (whether through service of process or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

6. REINSTATEMENT.

This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by any Beneficiary in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Credit Party upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other Credit Party or any substantial part of their respective property or assets, or otherwise, all as though such payments had not been made.

7. PAYMENTS.

Each Guarantor hereby agrees that the Guaranteed Obligations will be paid to each of the Beneficiaries without setoff or counterclaim in U.S. dollars in immediately available funds at the location specified by such Beneficiary pursuant to the Note Agreement.

8. SEVERABILITY.

Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Guaranty being prohibited or invalid.

9. HEADINGS.

Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

10. APPLICABLE LAW.

THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

11. ENTIRE AGREEMENT.

This Guaranty constitutes the final, entire agreement among the parties hereto relating to the subject matter hereof and supersedes any and all prior and contemporaneous commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the Guarantors, on the one hand, and the Beneficiaries, on the other hand. There are no oral agreements between the Guarantors, on the one hand, and the Beneficiaries, on the other hand.

12. CONSTRUCTION.

Each of the Guarantors and the Beneficiaries acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Guaranty with such legal counsel.

13. ADDITIONAL GUARANTORS.

The initial Guarantors hereunder shall be such Subsidiaries of the Company as are signatories on the date hereof. From time to time subsequent to the date hereof, additional Persons may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty. Upon delivery of any such executed counterpart, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor under this Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Beneficiaries not to cause any Person otherwise obligated to become a Guarantor hereunder pursuant to the terms of the Note Agreement to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder. The execution of a counterpart of this Guaranty by any Person shall not require the consent of any other Guarantor and all of the Guaranteed Obligations of each Guarantor under this Guaranty shall remain in full force and effect notwithstanding the addition of any Additional Guarantor to this Guaranty.

14. COUNTERPARTS; EFFECTIVENESS.

This Guaranty and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution and delivery of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Person) and receipt of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of an executed counterpart hereof by any Guarantor by facsimile shall be as effective as delivery of a manually executed counterpart hereof and shall be considered a representation that an original executed counterpart hereof will be delivered.

15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS.

No amendment or waiver of any term or provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same is in writing and signed by the Required Holders. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns; provided that no Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Beneficiaries. This Guaranty shall inure to the benefit of each of the Beneficiaries and its successors, assigns and transferees.

16. ADDRESS FOR NOTICES.

All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Series A Purchasers, addressed as specified for such communications in the Purchaser Schedule attached to the Note Agreement, or at such other address as any Series A Purchaser shall have specified to the Company, on behalf of each of the Credit Parties, in writing, (ii) if to any other Beneficiary, addressed to such Person at such address as it shall have specified in writing to the Company or, if any such Person shall not have so specified an address, then addressed to such Person in care of the last holder of Notes held by such Person which shall have so specified an address to the Company and (iii) if to any Guarantor, addressed as specified below such Guarantor’s signature on the signature pages hereto, or such other address as such Guarantor may have specified by notice in writing to the Beneficiaries.

17. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

No failure or delay on the part of any Beneficiary in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Guaranty are cumulative to, and not exclusive of, any rights or remedies otherwise available.

18. PERSONAL JURISDICTION.

Each of the Guarantors irrevocably agrees that any legal action or proceeding with respect to this Guaranty, the Notes, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith shall be brought in the courts of the State of California, the State of New York, or the United States of America for the Northern

District of California or the Southern District of New York as the Required Holders may elect, and, by execution and delivery hereof, each of the Guarantors accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by each holder of Notes in writing, with respect to any action or proceeding brought by any or all Guarantors against any holder of Notes. Each of the Guarantors hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

19. WAIVER OF JURY TRIAL.

EACH OF THE GUARANTORS IRREVOCABLY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT, OR ANY DEALINGS BETWEEN OR AMONG THE GUARANTORS AND THE BENEFICIARIES RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE GUARANTORS FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of page intentionally left blank. Next page is signature page.]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:

ENVIROPLEX, INC.

By:
Name:
Title:

Address for Notices:

c/o the Company at the address for notices provided for in the Note Agreement.

MOBILE MODULAR MANAGEMENT CORPORATION

By:
Name:
Title:

Address for Notices:

c/o the Company at the address for notices provided for in the Note Agreement.

[Signature Page to Multiparty Guaranty]

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Multiparty Guaranty to be duly executed and delivered as of                              ,             .

(ADDITIONAL GUARANTOR)

By:
Name:
Title:

Address for Notices:

[Signature Page to Multiparty Guaranty]